As filed with the Securities and Exchange Commission on May 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENNSYLVANIA REAL ESTATE

INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Pennsylvania	23-6216339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2018 EQUITY INCENTIVE PLAN

(Full title of the plan)

Lisa M. Most

Executive Vice President, Secretary and General Counsel

Pennsylvania Real Estate Investment Trust

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, Pennsylvania 19103

(Name and address of agent for service)

(215) 875-0700

(Telephone number, including area code, of agent for service)

Copies to:

Elizabeth A. Diffley

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

(215) 988-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares of Beneficial Interest, par value $1.00 per share, under the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan	$2,440,000	$1.16	$2,830,400	$367.39

(1)

Additional shares that are available for grant under the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan, as approved by the registrant’s shareholders at its Annual Meeting of Shareholders on May 28, 2020. In the event of a share split, share dividend or similar transaction involving the registrant’s shares, in order to prevent dilution, the number of shares registered automatically shall be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)

Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices for the registrant’s common shares as reported by the New York Stock Exchange on May 22, 2020, which date was within five business days of the date of this filing.

(3)	Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by .0001298.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E of Form S-8 and consists only of those items required by General Instruction E. On May 28, 2020, the shareholders of Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Registrant”) approved the amendment and restatement of the Registrant’s 2018 Equity Incentive Plan as the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan (the “Plan”), to among other things, increase by 2,440,000 the number of common shares, par value $1.00 per share with respect to which the Registrant may make awards under the Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018 (File No. 333-225341) relating to the Plan is incorporated herein by reference and made a part hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission, or SEC, and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

ITEM 8.	EXHIBITS

The following documents are filed or incorporated by reference as part of the Registration Statement.

Exhibit Number	Description

4.1	Amended and Restated Trust Agreement dated December 18, 2008, filed as Exhibit 3.1 to PREIT’s Current Report on Form 8-K filed on December 23, 2008, is incorporated herein by reference.

4.2	Amendment, dated June 7, 2012, to Amended and Restated Trust Agreement of Pennsylvania Real Estate Investment Trust dated December 18, 2008, as amended, filed as Exhibit 3.1 to PREIT’s Current Report on Form 8-K filed on June 12, 2012, is incorporated herein by reference.

4.3	Amendment, dated March 31, 2020, to Amended and Restated Trust Agreement of Pennsylvania Real Estate Investment Trust dated December 18, 2008, as amended, filed as Exhibit 3.1 to PREIT’s Current Report on Form 8-K filed on March 31, 2020, is incorporated herein by reference.

4.4	By-Laws of Pennsylvania Real Estate Investment Trust (as amended through March 31, 2020), filed as Exhibit 3.2 to PREIT’s Current Report on Form 8-K filed on March 31, 2020, is incorporated herein by reference.

4.5	Designating Amendment to Trust Agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of PREIT’s 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share, filed as Exhibit 3.2 to PREIT’s Form 8-A filed on April 20, 2012, is incorporated herein by reference.

4.6	Second Designating Amendment to Trust Agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of PREIT’s 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share, filed as Exhibit 3.2 to PREIT’s Form 8-A filed on October 11, 2012, is incorporated herein by reference.

4.7	Third Designating Amendment to Trust Agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of PREIT’s 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share, filed as Exhibit 3.4 to PREIT’s Form 8-A filed on January 27, 2017, is incorporated by reference.

4.8	Fourth Designating Amendment to Trust Agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of PREIT’s 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share, filed as Exhibit 3.5 to PREIT’s Form 8-A filed on September 11, 2017, is incorporated herein by reference.

4.9*	Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan.

5.1*	Opinion of Faegre Drinker Biddle & Reath LLP regarding the legality of the common shares being registered.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Ernst & Young LLP, independent auditors.

23.3*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the Signature Page of this Registration Statement).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 29, 2020.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Lisa M. Most
Lisa M. Most Executive Vice President, General Counsel & Secretary

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Joseph F. Coradino, Mario C. Ventresca, Jr. and Lisa M. Most, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Joseph F. Coradino	Chairman, Chief Executive Officer (principal executive officer) and Trustee	May 29, 2020
Joseph F. Coradino

/s/ Mario C. Ventresca, Jr.	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	May 29, 2020
Mario C. Ventresca, Jr.

/s/ George J. Alburger	Trustee	May 29, 2020
George J. Alburger

/s/ JoAnne A. Epps	Trustee	May 29, 2020
JoAnne A. Epps

/s/ Mark E. Pasquerilla	Trustee	May 29, 2020
Mark E. Pasquerilla

/s/ Charles P. Pizzi	Trustee	May 29, 2020
Charles P. Pizzi

/s/ John J. Roberts	Trustee	May 29, 2020
John J. Roberts